UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Specialty Underwriters’ Alliance, Inc.

(Name of Registrant as Specified In Its Charter)

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On April 27, 2009, Specialty Underwriters’ Alliance, Inc. (“SUA”) issued the following press release, which was also posted to the website http://ir.suainsurance.com/proxy.cfm.

FOR FURTHER INFORMATION:
Specialty Underwriters’ Alliance, Inc.	Financial Relations Board
Scott Goodreau	Leslie Loyet
(888) 782-4672	(312) 640-6672
sgoodreau@suainsurance.com	lloyet@mww.com
FOR IMMEDIATE RELEASE
MONDAY, APRIL 27, 2009
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
HIGHLIGHTS NEW REASONS WHY STOCKHOLDERS
SHOULD REJECT HALLMARK BOARD SLATE
CHICAGO — April 27, 2009 — Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) (“SUA” or the “Company”) announced today that the Company is currently distributing a letter to stockholders in response to the proxy contest being waged by Hallmark Financial Services, Inc.
The text of the letter can be seen below:
April 27, 2009
Dear Stockholder:
Specialty Underwriters’ Alliance, Inc.’s annual stockholders’ meeting on May 5, 2009 is fast approaching, and we urge you to immediately vote the enclosed White Proxy Card to re-elect your Board of Directors.
SUA’S BOARD ALWAYS HAS AND ALWAYS WILL WORK TOWARD CREATING STOCKHOLDER VALUE INCLUDING PURSUING STRATEGIC ALTERNATIVES IF THEY MAKE SENSE FOR ALL STOCKHOLDERS.
Your Current Board Is Focused on Generating Value for All Stockholders.
✓	SUA’s Strategic Review Committee (comprised of three independent Board members with extensive M&A and industry experience) proactively considers all strategic alternatives for SUA, including whether a sale or merger will best increase stockholder value as compared to organic growth.

✓	Your Board believes that any sale or merger transaction should recognize the long-term potential of the SUA business platform.

✓	Not one of the independent proxy advisory firms that reviewed this proxy contest concluded that your Board responded to Hallmark’s offer inappropriately.

✓	Every stockholder the company visited after the Hallmark offer stated that the company’s Board took the right action in rejecting the offer.

✓	SUA listens to its stockholders and is always accessible to you through a variety of avenues, including road shows and phone calls after every earnings release.

✓	SUA’s stock price has beaten the S&P Insurance Index since the beginning of 2006 and has outperformed Hallmark’s stock since Hallmark put forward its all share offer in June 2008.

✓	Your Board has extensive insurance, reinsurance, investment banking, financial, corporate governance and legal experience.

✓	SUA’s Corporate Governance Quotient (“CGQ”) is better than 83.1% of insurance companies while Hallmark’s is better than 31.4% of insurance companies.
DO YOU BELIEVE HALLMARK’S BOARD NOMINEES WILL WORK FOR HALLMARK OR FOR YOU?
We believe Hallmark is Focused on Gaining Value Only for Hallmark.
✓	Hallmark owns 9.9% of SUA, yet seeks to have its nominees represent 40% of the Board and half of all the Independent Directors. We offered to expand the board to include a Hallmark representative, but this was rejected by Hallmark.

✓	Hallmark has repeatedly stated its desire to acquire control of SUA.

✓	Hallmark recently filed with the Illinois Division of Insurance to gain approval to acquire up to 50% of the Company’s outstanding common stock, which further demonstrates Hallmark’s intent to acquire control.

✓	We believe Hallmark is setting itself up to do a creeping acquisition of control of SUA that does not provide any control premium to SUA stockholders. We do not believe this is in your best interest as an SUA stockholder.

✓	Every independent proxy advisory firm that reviewed this proxy contest stated that Hallmark has not provided any specific business or strategic plan for SUA.

✓	Hallmark’s slate of nominees adds no additional experience to your current Board and will serve the interests of Hallmark rather than the interests of all stockholders.

GLASS LEWIS AND PROXY GOVERNANCE, TWO LEADING INDEPENDENT PROXY ADVISORY FIRMS, AGREE THAT YOU SHOULD VOTE THE WHITE CARD FOR SUA’S CURRENT SLATE OF DIRECTORS.
Your Board strongly urges you not to sign any gold proxy card you may receive from Hallmark. If you have already sent in a gold proxy card, you can still vote the White Proxy Card, as only the last proxy card submitted counts toward the final vote.
Thank you for your time and attention.
Sincerely,
Your Board of Directors
YOUR VOTE IS VERY IMPORTANT!
•	The meeting is quickly approaching. To make sure your vote is counted, please refer to the enclosed White Proxy Card for instructions to quickly and simply vote using the Internet or telephone.

•	To vote FOR SUAI’s nominees, you MUST vote in FAVOR of the Board slate on the White Proxy Card.

•	Your Board of Directors urges you to DISCARD any gold proxy card that you receive from Hallmark. A “WITHHOLD” vote on their gold proxy card is NOT a vote for your Board’s nominees.

•	Even if you have previously voted on the gold proxy card you can still support your Board’s nominees by voting FOR on the enclosed White Proxy Card today.

•	Remember — only your latest dated proxy will determine how your shares will be voted at the Annual Meeting.

If you have questions or need assistance voting your shares, please call:
The Altman Group
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
(866) 620-5668 (Toll Free)

About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.
Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.